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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                              ___________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              ___________________


         Date of Report (Date of earliest event reported): May 7, 2001


                               CLECO CORPORATION
            (Exact Name of Registrant as Specified in its Charter)



        LOUISIANA                       1-15759              72-1445282
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer
      of Incorporation)                                  Identification No.)



2030 Donahue Ferry Road, Pineville, Louisiana                71360-5226
(Address of Principal Executive Offices)                     (Zip Code)


                                 (318) 484-7400
              (Registrant's telephone number, including area code)


                               ___________________
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

       On April 27, 2001, Cleco Corporation (the Company) announced shareholder approval of a charter amendment to increase the amount of authorized common stock and to effect a two-for-one split of its common stock. The stock split will be effective as to shareholders of record at the close of business on May 7, 2001. In connection with the Company's stock split, additional shares of Company common stock will be issuable under the Company's employee benefit plans. Shares of Company common stock issuable in connection with the Company's employee benefit plans prior to the stock split were previously registered with the Securities and Exchange Commission as set forth on Exhibit 99.1. The increased number of shares of common stock deemed registered as of the date of this current report on Form 8-K for each plan is set forth on Exhibit 99.1 attached hereto.

       This current report is filed in lieu of a post-effective amendment to each registration statement listed on Exhibit 99.1, pursuant to Rule 416 of the Securities Act of 1933, as amended and the telephonic interpretation of the Securities and Exchange Commission of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (see B. Securities Act Rules, number 74).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       (c)    Exhibits

       Exhibit No.        Description

              99.1 Shares of Common Stock Issuable in Connection with the Company's Employee Benefit Plans and Registered with the Securities and Exchange Commission.


                                   SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CLECO CORPORATION



Date: May 7, 2001                     By:  /s/ R. Russell Davis
                                           ---------------------------------
                                           R. Russell Davis
                                           Vice President and Controller
                                           (Principal Accounting Officer)